Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
Editorial contact
Kate Holderness,
Hewlett Packard Enterprise
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com

News Release
HPE Reports Fiscal 2018 Second Quarter Results
•
Second quarter net revenue of $7.5 billion, up 10% from the prior-year period, and up 6% when adjusted for currency
•    Second quarter GAAP diluted net earnings per share of $0.49, above the previously provided outlook of $0.10 to $0.14 per share, primarily due to separation related tax indemnification adjustments
•    Second quarter non-GAAP diluted net earnings per share of $0.34, above the previously provided outlook of $0.29 to $0.33 per share
•    Returned $1 billion to shareholders in the form of share repurchases and dividends in line with the previously announced commitment to return $7 billion to shareholders through FY19
•    Raised dividend by 50 percent starting in Q3 FY18 aligned with prior communications
•    Raised fiscal 2018 GAAP diluted net earnings per share outlook to $1.70 to $1.80, and fiscal 2018 non-GAAP diluted net earnings per share outlook to $1.40 to $1.50

PALO ALTO, Calif., May 22, 2018 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2018 second quarter, ended April 30, 2018.

Second Quarter Fiscal Year 2018 Results
Second quarter net revenue of $7.5 billion was up 10% from the prior year and up 6% when adjusted for currency.

Second quarter GAAP diluted net earnings per share (“EPS”) from continuing operations was $0.54, up from GAAP diluted net EPS from continuing operations of ($0.29) in the prior-year period. Second quarter non-GAAP diluted net EPS from continuing operations was $0.34, up from non-GAAP diluted net EPS from continuing operations of $0.17 in the prior-year period. Second quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax adjustments of $314 million and $0.20 per diluted share, respectively, primarily related to the impact of tax indemnification adjustments, U.S. tax reform, transformation costs, amortization of intangible assets, an adjustment to loss in equity interests, separation costs, acquisition and other related charges, restructuring charges, and income tax valuation allowances and separation taxes.

“I am very pleased with our strong performance in Q2,” said Antonio Neri, President and CEO, HPE.  “We delivered revenue growth in all business segments, expanded overall profitability, completed important milestones in our HPE Next initiative and continued to invest in innovation. I’m confident we will deliver on our annual FY18 outlook.”

HPE fiscal 2018 second quarter continuing operations financial performance

	Q2 FY18	Q2 FY17	Y/Y
GAAP net revenue ($B)	$7.5	$6.8	9.7%
GAAP operating margin	5.3%	2.9%	2.4 pts.
GAAP net earnings ($B)	$0.9	($0.5)	NM
GAAP diluted net earnings per share	$0.54	($0.29)	NM
Non-GAAP operating margin	8.6%	5.9%	2.7 pts.
Non-GAAP net earnings ($B)	$0.5	$0.3	86.8%
Non-GAAP diluted net earnings per share	$0.34	$0.17	100.0%
Cash flow from operations ($B)	$0.2	$0.7	($0.5)
Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook
For the fiscal 2018 third quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.19 to $0.23 and non-GAAP diluted net EPS to be in the range of $0.35 to $0.39. Fiscal 2018 third quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.16 per diluted share, primarily related to transformation costs and the amortization of intangible assets.

For fiscal 2018, Hewlett Packard Enterprise now estimates GAAP diluted net EPS to be in the range of $1.70 to $1.80 and non-GAAP diluted net EPS to be in the range of $1.40 to $1.50. Fiscal 2018 non-GAAP diluted net EPS estimates exclude after-tax impact of approximately $0.30 per diluted share, primarily related to transformation costs and the amortization of intangible assets, offset by the impact of U.S. tax reform.

Fiscal 2018 second quarter segment results

•
Hybrid IT revenue was $6.0 billion, up 7% year over year and up 4% when adjusted for currency, with a 10.3% operating margin. Compute revenue was up 6%, up 2% when adjusted for currency, Storage revenue was up 24%, up 22% when adjusted for currency, DC Networking revenue was up 2%, down 1% when adjusted for currency, and Pointnext revenue was up 1%, down 1% when adjusted for currency.

•
Intelligent Edge revenue was $710 million, up 17% year over year and up 14% when adjusted for currency, with a 6.5% operating margin. HPE Aruba Product revenue was up 18%, up 14% when adjusted for currency, HPE Aruba Services revenue was up 10%, up 11% when adjusted for currency.

•
Financial Services revenue was $916 million, up 5% year over year and up 1% when adjusted for currency, net portfolio assets were up 3%, and financing volume was flat year over year. The business delivered an operating margin of 7.9%.

Bond Redemption
HPE intends to redeem on June 29, 2018, $1.6 billion aggregate principal amount of its outstanding 2.850% Senior Notes due 2018, CUSIP Numbers: 42824CAC3, 42824CAU3, U42832AC6, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium determined pursuant to the terms of the Indenture governing the Notes and accrued and unpaid interest. HPE has instructed The Bank of New York Mellon Trust Company, N.A., as the trustee for the Notes, to distribute a Notice of Redemption to all registered holders of the applicable Notes today. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from The Bank of New York Mellon Trust Company, N.A.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. HPE enables customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis and revenue adjusted for divestitures and currency, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings from continuing operations, net (loss) earnings from discontinued operations, diluted net earnings per share from continuing operations, diluted net (loss) earnings per share from discontinued operations, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; statements regarding the estimated impact of the changes in U.S. tax law; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the completed separation transactions, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2018. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2018	January 31, 2018	April 30, 2017
Net revenue	$7,468	$7,674	$6,808
Costs and expenses:
Cost of sales	5,196	5,491	4,799
Research and development	402	388	376
Selling, general and administrative	1,227	1,202	1,229
Amortization of intangible assets	72	78	72
Restructuring charges	9	3	69
Transformation costs(a)	123	245	—
Acquisition and other related charges	16	30	50
Separation costs	26	(24)	30
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	—	(12)
Total costs and expenses	7,071	7,413	6,613
Earnings from continuing operations	397	261	195
Interest and other, net	(78)	(21)	(86)
Tax indemnification adjustments(c)	(425)	(919)	7
(Loss) earnings from equity interests	(10)	22	(3)
(Loss) earnings from continuing operations before taxes	(116)	(657)	113
Benefit (provision) for taxes(d)	966	2,139	(591)
Net earnings (loss) from continuing operations	850	1,482	(478)
Net loss from discontinued operations	(72)	(46)	(134)
Net earnings (loss)	$778	$1,436	$(612)
Net earnings (loss) per share:
Basic
Continuing operations	$0.55	$0.93	$(0.29)
Discontinued operations	(0.05)	(0.03)	(0.08)
Total basic net earnings (loss) per share	$0.50	$0.90	$(0.37)
Diluted
Continuing operations	$0.54	$0.92	$(0.29)
Discontinued operations	(0.05)	(0.03)	(0.08)
Total diluted net earnings (loss) per share	$0.49	$0.89	$(0.37)
Cash dividends declared per share	$0.1125	$0.1500	$0.0650
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,552	1,591	1,658
Diluted	1,582	1,619	1,658

(a)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(d)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

In connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., for the three months ended January 31, 2018, this amount includes a $244 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws. For the three months ended April 30, 2017, this amount primarily includes $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes.
In connection with the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc., for the three months ended April 30, 2018, this amount primarily includes a $1.1 billion benefit following the closure of pre-separation Hewlett-Packard Company audits for fiscal years 2009 through 2012. For the three months ended January 31, 2018, this amount includes a $920 million benefit following the resolution of certain pre-separation Hewlett-Packard Company income tax liabilities.
As a result of the recently enacted U.S. tax reform, for the three months ended April 30, 2018, this amount includes $140 million of tax expense. For the three months ended January 31, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.0 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the three months ended April 30, 2018 and January 31, 2018, this amount includes $28 million and $14 million, respectively, which represents the net excess tax benefits from stock-based compensation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six Months Ended April 30,
	2018	2017
Net revenue	$15,142	$13,710
Costs and expenses:
Cost of sales	10,687	9,488
Research and development	790	732
Selling, general and administrative	2,429	2,433
Amortization of intangible assets	150	138
Restructuring charges	12	152
Transformation costs(a)	368	—
Acquisition and other related charges	46	94
Separation costs	2	41
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	(16)
Total costs and expenses	14,484	13,062
Earnings from continuing operations	658	648
Interest and other, net	(99)	(164)
Tax indemnification adjustments(c)	(1,344)	(11)
Earnings (loss) from equity interests	12	(25)
(Loss) earnings from continuing operations before taxes	(773)	448
Benefit (provision) for taxes(d)	3,105	(675)
Net earnings (loss) from continuing operations	2,332	(227)
Net loss from discontinued operations	(118)	(118)
Net earnings (loss)	$2,214	$(345)
Net earnings (loss) per share:
Basic
Continuing operations	$1.48	$(0.14)
Discontinued operations	(0.07)	(0.07)
Total basic net earnings (loss) per share	$1.41	$(0.21)
Diluted
Continuing operations	$1.46	$(0.14)
Discontinued operations	(0.08)	(0.07)
Total diluted net earnings (loss) per share	$1.38	$(0.21)
Cash dividends declared per share	$0.2625	$0.1950
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,571	1,664
Diluted	1,601	1,664

(a)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(d)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

In connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., for the six months ended April 30, 2018, this amount includes a $239 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws. For the six months ended April 30, 2017, this amount primarily includes $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes.
In connection with the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc., for the six months ended April 30, 2018, this amount primarily includes a $2.0 billion benefit.
As a result of the recently enacted U.S. tax reform, for the six months ended April 30, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.1 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the six months ended April 30, 2018, this amount includes $42 million, which represents the net excess tax benefits from stock-based compensation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended April 30, 2018	Diluted net earnings per share	Three months ended January 31, 2018	Diluted net earnings per share	Three months ended April 30, 2017	Diluted net earnings per share
GAAP net earnings (loss) from continuing operations	$850	$0.54	$1,482	$0.92	$(478)	$(0.29)

Non-GAAP adjustments:
Amortization of intangible assets	72	0.05	78	0.05	72	0.04
Restructuring charges	9	0.01	3	—	69	0.04
Transformation costs(a)	123	0.08	245	0.15	—	—
Acquisition and other related charges	16	0.01	30	0.02	50	0.03
Separation costs	26	0.02	(24)	(0.01)	30	0.02
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	—	—	—	(12)	(0.01)
Tax indemnification adjustments(c)	425	0.27	919	0.57	(7)	—
Loss from equity interests(d)	38	0.02	37	0.02	38	0.02
Adjustments for taxes(e)	(1,023)	(0.66)	(2,223)	(1.38)	525	0.32
Non-GAAP net earnings from continuing operations	$536	$0.34	$547	$0.34	$287	$0.17

GAAP earnings from continuing operations	$397		$261		$195

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	72		78		72
Restructuring charges	9		3		69
Transformation costs(a)	123		245		—
Acquisition and other related charges	16		30		50
Separation costs	26		(24)		30
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—		—		(12)
Non-GAAP earnings from continuing operations	$643		$593		$404

GAAP operating margin from continuing operations	5%		3%		3%
Non-GAAP adjustments from continuing operations	4%		5%		3%
Non-GAAP operating margin from continuing operations	9%		8%		6%

GAAP net loss from discontinued operations	$(72)	$(0.05)	$(46)	$(0.03)	$(134)	$(0.08)

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	—	—	—	—	36	0.02
Restructuring charges	—	—	—	—	146	0.09
Acquisition and other related charges	—	—	—	—	1	—
Separation costs	—	—	51	0.03	448	0.27
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	—	—	—	(4)	—
Tax indemnification adjustments(c)	72	0.05	(4)	—	—	—
Adjustments for taxes	—	—	(1)	—	(193)	(0.12)
Non-GAAP net earnings from discontinued operations	$—	$—	$—	$—	$300	$0.18

Total GAAP net earnings (loss)	$778	$0.49	$1,436	$0.89	$(612)	$(0.37)
Total Non-GAAP net earnings	$536	$0.34	$547	$0.34	$587	$0.35

(a)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(d)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(e)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

In connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., for the three months ended January 31, 2018, this amount includes a $244 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws. For the three months ended April 30, 2017, this amount primarily includes $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes.
In connection with the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc., for the three months ended April 30, 2018, this amount primarily includes a $1.1 billion benefit following the closure of pre-separation Hewlett-Packard Company audits for fiscal years 2009 through 2012. For the three months ended January 31, 2018, this amount includes a $920 million benefit following the resolution of certain pre-separation Hewlett-Packard Company income tax liabilities.
As a result of the recently enacted U.S. tax reform, for the three months ended April 30, 2018, this amount includes $140 million of tax expense. For the three months ended January 31, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.0 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the three months ended April 30, 2018 and January 31, 2018, this amount includes $28 million and $14 million, respectively, which represents the net excess tax benefits from stock-based compensation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Six months ended April 30, 2018	Diluted net earnings per share	Six months ended April 30, 2017	Diluted net earnings per share
GAAP net earnings (loss) from continuing operations	$2,332	$1.46	$(227)	$(0.14)

Non-GAAP adjustments:
Amortization of intangible assets	150	0.09	138	0.08
Restructuring charges	12	0.01	152	0.09
Transformation costs(a)	368	0.23	—	—
Acquisition and other related charges	46	0.03	94	0.06
Separation costs	2	—	41	0.02
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	—	(16)	(0.01)
Tax indemnification adjustments(c)	1,344	0.84	11	0.01
Loss from equity interests(d)	75	0.05	73	0.04
Adjustments for taxes(e)	(3,246)	(2.03)	494	0.30
Non-GAAP net earnings from continuing operations	$1,083	$0.68	$760	$0.45

GAAP earnings from continuing operations	$658		$648

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	150		138
Restructuring charges	12		152
Transformation costs(a)	368		—
Acquisition and other related charges	46		94
Separation costs	2		41
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—		(16)
Non-GAAP earnings from continuing operations	$1,236		$1,057

GAAP operating margin from continuing operations	4%		5%
Non-GAAP adjustments from continuing operations	4%		3%
Non-GAAP operating margin from continuing operations	8%		8%

GAAP net loss from discontinued operations	$(118)	$(0.08)	$(118)	$(0.07)

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	—	—	71	0.04
Restructuring charges	—	—	240	0.14
Acquisition and other related charges	—	—	1	—
Separation costs	51	0.03	713	0.43
Defined benefit plan settlement charges and remeasurement (benefit)(b)	—	—	(6)	—
Tax indemnification adjustments(c)	68	0.05	—	—
Adjustments for taxes	(1)	—	(302)	(0.19)
Non-GAAP net earnings from discontinued operations	$—	$—	$599	$0.35

Total GAAP net earnings (loss)	$2,214	$1.38	$(345)	$(0.21)
Total Non-GAAP net earnings	$1,083	$0.68	$1,359	$0.80

(a)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(d)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(e)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

In connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., for the six months ended April 30, 2018, this amount includes a $239 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws. For the six months ended April 30, 2017, this amount primarily includes $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes.
In connection with the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc., for the six months ended April 30, 2018, this amount primarily includes a $2.0 billion benefit.
As a result of the recently enacted U.S. tax reform, for the six months ended April 30, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.1 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the six months ended April 30, 2018, this amount includes $42 million, which represents the net excess tax benefits from stock-based compensation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	April 30, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,986	$9,579
Accounts receivable, net of allowance for doubtful accounts	3,099	3,073
Financing receivables	3,503	3,378
Inventory	2,848	2,315
Assets held for sale(a)	31	14
Other current assets	3,325	3,085
Total current assets	19,792	21,444
Property, plant and equipment	6,208	6,269
Long-term financing receivables and other assets	12,915	12,600
Investments in equity interests	2,517	2,535
Goodwill and intangible assets	18,444	18,558
Total assets	$59,876	$61,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,855	$3,850
Accounts payable	6,242	6,072
Employee compensation and benefits	1,191	1,156
Taxes on earnings	437	429
Deferred revenue	3,163	3,128
Accrued restructuring	286	445
Other accrued liabilities	3,910	3,844
Total current liabilities	19,084	18,924
Long-term debt	9,970	10,182
Other non-current liabilities	6,856	8,795
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at April 30, 2018)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,527 and 1,595 shares issued and outstanding at April 30, 2018 and October 31, 2017, respectively)	15	16
Additional paid-in capital	32,205	33,583
Accumulated deficit	(5,306)	(7,238)
Accumulated other comprehensive loss	(2,982)	(2,895)
Total HPE stockholders’ equity	23,932	23,466
Non-controlling interests	34	39
Total stockholders’ equity	23,966	23,505
Total liabilities and stockholders’ equity	$59,876	$61,406

(a)
In connection with the HPE Next initiative, the Company determined that certain properties within its real estate portfolio met the criteria to be classified as Assets held for sale. The Company expects these properties to be sold within the next twelve months.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended April 30, 2018	Six months ended April 30, 2018
Cash flows from operating activities:
Net earnings	$778	$2,214
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	655	1,290
Stock-based compensation expense	83	186
Provision for doubtful accounts and inventory	40	81
Restructuring charges	94	268
Deferred taxes on earnings	171	(1,164)
Loss (earnings) from equity interests	10	(12)
Dividends received from equity investees	47	47
Other, net	(5)	97
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8)	(42)
Financing receivables	15	(272)
Inventory	(441)	(587)
Accounts payable	284	177
Taxes on earnings	(1,208)	(2,217)
Restructuring	(188)	(414)
Other assets and liabilities	(80)	737
Net cash provided by operating activities	247	389
Cash flows from investing activities:
Investment in property, plant and equipment	(693)	(1,362)
Proceeds from sale of property, plant and equipment	177	292
Purchases of available-for-sale securities and other investments	(5)	(8)
Maturities and sales of available-for-sale securities and other investments	85	85
Financial collateral posted	(485)	(1,191)
Financial collateral returned	787	931
Payments made in connection with business acquisitions, net of cash acquired	(29)	(29)
Proceeds from business divestitures, net	13	13
Net cash used in investing activities	(150)	(1,269)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(22)	(25)
Proceeds from debt, net of issuance costs	341	611
Payment of debt	(357)	(610)
Net proceeds related to stock-based award activities(a)	72	89
Repurchase of common stock	(907)	(1,649)
Net transfer of cash and cash equivalents to Everett	(13)	(41)
Net transfer of cash and cash equivalents to Seattle	226	156
Cash dividends paid to non-controlling interests	(8)	(8)
Cash dividends paid	(116)	(236)
Net cash used in financing activities	(784)	(1,713)
Decrease in cash and cash equivalents	(687)	(2,593)
Cash and cash equivalents at beginning of period	7,673	9,579
Cash and cash equivalents at end of period	$6,986	$6,986

(a)
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09, as a result of which, excess tax benefits from stock-based compensation is presented as an operating activity, rather than as a financing activity, and the payment of withholding taxes is presented as a financing activity, rather than as an operating activity. The Company adopted the standard retrospectively for the prior comparative periods. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2018	January 31, 2018	April 30, 2017
Net revenue:(a)
Hybrid IT	$6,023	$6,331	$5,637
Intelligent Edge	710	620	606
Financial Services	916	888	872
Corporate Investments	—	(1)	—
Total segment net revenue	7,649	7,838	7,115
Elimination of intersegment net revenue and other	(181)	(164)	(307)
Total Hewlett Packard Enterprise consolidated net revenue	$7,468	$7,674	$6,808

Earnings from continuing operations before taxes:(a) (b)
Hybrid IT	$621	$608	$457
Intelligent Edge	46	18	46
Financial Services	72	72	77
Corporate Investments	(22)	(21)	(28)
Total segment earnings from operations	717	677	552

Unallocated corporate costs and eliminations(b)	(54)	(54)	(124)
Unallocated stock-based compensation expense(b)	(20)	(30)	(24)
Amortization of intangible assets	(72)	(78)	(72)
Restructuring charges	(9)	(3)	(69)
Transformation costs(c)	(123)	(245)	—
Acquisition and other related charges	(16)	(30)	(50)
Separation costs	(26)	24	(30)
Defined benefit plan settlement charges and remeasurement (benefit)(d)	—	—	12
Interest and other, net	(78)	(21)	(86)
Tax indemnification adjustments(e)	(425)	(919)	7
(Loss) earnings from equity interests	(10)	22	(3)
Total Hewlett Packard Enterprise consolidated (loss) earnings from continuing operations before taxes (b)	$(116)	$(657)	$113

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and Communications and Media Solutions ("CMS") businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former Enterprise Group ("EG") segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented certain changes to its allocation methodology for stock-based compensation expense and certain corporate costs, which align to its segment financial reporting and are consistent with the manner in which the operating segments will be evaluated for performance on a prospective basis.

The Company reflected these changes retrospectively to the earliest period presented, which resulted in: (i) the transfer of a portion of stock-based compensation expense, which under the prior allocation methodology was not allocated to the segments, to the Hybrid IT, Intelligent Edge and Financial Services segments; and (ii) the transfer of certain corporate function costs previously allocated to the segments to unallocated corporate costs.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated and combined earnings from operations, net earnings or net earnings per share.

(c)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(d)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(e)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six Months Ended April 30,
	2018	2017
Net revenue:(a)
Hybrid IT	$12,354	$11,392
Intelligent Edge	1,330	1,176
Financial Services	1,804	1,695
Corporate Investments	(1)	—
Total segment net revenue	15,487	14,263
Elimination of intersegment net revenue and other	(345)	(553)
Total Hewlett Packard Enterprise consolidated net revenue	$15,142	$13,710

Earnings from continuing operations before taxes:(a) (b)
Hybrid IT	$1,229	$1,190
Intelligent Edge	64	62
Financial Services	144	153
Corporate Investments	(43)	(61)
Total segment earnings from operations	1,394	1,344

Unallocated corporate costs and eliminations(b)	(108)	(220)
Unallocated stock-based compensation expense(b)	(50)	(67)
Amortization of intangible assets	(150)	(138)
Restructuring charges	(12)	(152)
Transformation costs(c)	(368)	—
Acquisition and other related charges	(46)	(94)
Separation costs	(2)	(41)
Defined benefit plan settlement charges and remeasurement (benefit)(d)	—	16
Interest and other, net	(99)	(164)
Tax indemnification adjustments(e)	(1,344)	(11)
Earnings (loss) from equity interests	12	(25)
Total Hewlett Packard Enterprise consolidated (loss) earnings from continuing operations before taxes (b)	$(773)	$448

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and Communications and Media Solutions ("CMS") businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former Enterprise Group ("EG") segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology

Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented certain changes to its allocation methodology for stock-based compensation expense and certain corporate costs, which align to its segment financial reporting and are consistent with the manner in which the operating segments will be evaluated for performance on a prospective basis.

The Company reflected these changes retrospectively to the earliest period presented, which resulted in: (i) the transfer of a portion of stock-based compensation expense, which under the prior allocation methodology was not allocated to the segments, to the Hybrid IT, Intelligent Edge and Financial Services segments; and (ii) the transfer of certain corporate function costs previously allocated to the segments to unallocated corporate costs.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated and combined earnings from operations, net earnings or net earnings per share.

(c)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(d)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(e)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	April 30, 2018	January 31, 2018	April 30, 2017	Q/Q	Y/Y
Net revenue:(a)
Hybrid IT
Hybrid IT Product
Compute	$3,213	$3,492	$3,033	(8%)	6%
Storage	912	948	734	(4%)	24%
DC Networking	46	62	45	(26%)	2%
Total Hybrid IT Product	4,171	4,502	3,812	(7%)	9%
Pointnext	1,852	1,829	1,825	1%	1%
Total Hybrid IT	6,023	6,331	5,637	(5%)	7%
Intelligent Edge
HPE Aruba Product	635	549	538	16%	18%
HPE Aruba Services	75	71	68	6%	10%
Total Intelligent Edge	710	620	606	15%	17%

Financial Services	916	888	872	3%	5%
Corporate Investments	—	(1)	—	NM	NM
Total segment net revenue	7,649	7,838	7,115	(2%)	8%

Elimination of intersegment net revenue and other	(181)	(164)	(307)	10%	(41%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,468	$7,674	$6,808	(3%)	10%

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Six Months Ended April 30,
	2018	2017	Y/Y
Net revenue:(a)
Hybrid IT
Hybrid IT Product
Compute	$6,705	$6,176	9%
Storage	1,860	1,498	24%
DC Networking	108	94	15%
Total Hybrid IT Product	8,673	7,768	12%
Pointnext	3,681	3,624	2%
Total Hybrid IT	12,354	11,392	8%
Intelligent Edge
HPE Aruba Product	1,184	1,041	14%
HPE Aruba Services	146	135	8%
Total Intelligent Edge	1,330	1,176	13%

Financial Services	1,804	1,695	6%
Corporate Investments	(1)	—	NM
Total segment net revenue	15,487	14,263	9%

Elimination of intersegment net revenue and other	(345)	(553)	(38%)
Total Hewlett Packard Enterprise consolidated net revenue	$15,142	$13,710	10%

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2018	Q/Q	Y/Y
Segment operating margin:(a)
Hybrid IT	10.3%	0.7 pts	2.2 pts
Intelligent Edge	6.5%	3.6 pts	(1.1) pts
Financial Services	7.9%	(0.2) pts	(0.9) pts
Corporate Investments(b)	NM	NM	NM
Total segment operating margin	9.4%	0.8 pts	1.6 pts

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2018	January 31, 2018	April 30, 2017
Numerator:
GAAP net earnings (loss) from continuing operations	$850	$1,482	$(478)
GAAP net loss from discontinued operations	$(72)	$(46)	$(134)
Non-GAAP net earnings from continuing operations	$536	$547	$287
Non-GAAP net earnings from discontinued operations	$—	$—	$300

Denominator:
Weighted-average shares used to compute basic net earnings per share and diluted net earnings (loss) per share	1,552	1,591	1,658
Dilutive effect of employee stock plans(a)	30	28	27
Weighted-average shares used to compute diluted net earnings per share	1,582	1,619	1,685

GAAP net earnings (loss) per share from continuing operations
Basic	$0.55	$0.93	$(0.29)
Diluted(a)	$0.54	$0.92	$(0.29)

GAAP net loss per share from discontinued operations
Basic	$(0.05)	$(0.03)	$(0.08)
Diluted(a)	$(0.05)	$(0.03)	$(0.08)

Non-GAAP net earnings per share from continuing operations
Basic	$0.35	$0.34	$0.17
Diluted(b)	$0.34	$0.34	$0.17

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$—	$0.18
Diluted(b)	$—	$—	$0.18

Total Hewlett Packard Enterprise GAAP basic net earnings (loss) per share	$0.50	$0.90	$(0.37)
Total Hewlett Packard Enterprise GAAP diluted net earnings (loss) per share	$0.49	$0.89	$(0.37)
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.35	$0.34	$0.35
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.34	$0.34	$0.35

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based stock awards, but the effect is excluded when there is a net (loss) from continuing operations and discontinued operations because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Six Months Ended April 30,
	2018	2017
Numerator:
GAAP net earnings (loss) from continuing operations	$2,332	$(227)
GAAP net loss from discontinued operations	$(118)	$(118)
Non-GAAP net earnings from continuing operations	$1,083	$760
Non-GAAP net earnings from discontinued operations	$—	$599

Denominator:
Weighted-average shares used to compute basic net earnings per share and diluted net earnings (loss) per share	1,571	1,664
Dilutive effect of employee stock plans(a)	30	28
Weighted-average shares used to compute diluted net earnings per share	1,601	1,692

GAAP net earnings (loss) per share from continuing operations
Basic	$1.48	$(0.14)
Diluted(a)	$1.46	$(0.14)

GAAP net loss per share from discontinued operations
Basic	$(0.07)	$(0.07)
Diluted(a)	$(0.08)	$(0.07)

Non-GAAP net earnings per share from continuing operations
Basic	$0.69	$0.46
Diluted(b)	$0.68	$0.45

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$0.36
Diluted(b)	$—	$0.35

Total Hewlett Packard Enterprise GAAP basic net earnings (loss) per share	$1.41	$(0.21)
Total Hewlett Packard Enterprise GAAP diluted net earnings (loss) per share	$1.38	$(0.21)
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.69	$0.82
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.68	$0.80

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based stock awards, but the effect is excluded when there is a net (loss) from continuing operations and discontinued operations because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to revenue adjusted for divestitures and currency is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net (loss) earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net (loss) earnings from discontinued operations is net (loss) earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net (loss) earnings per share from continuing operations. The GAAP measure most directly comparable to non-GAAP diluted net (loss) earnings per share from discontinued operations is diluted net (loss) earnings per share from discontinued operations. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue adjusted for divestitures and currency excludes revenue resulting from business divestitures in fiscal 2017 and 2016 and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transactions, transformation costs, acquisition and other related charges and defined benefit plan settlement and remeasurement charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net (loss) earnings or diluted net (loss) earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. Non-GAAP net (loss) earnings from discontinued operations and non-GAAP diluted net (loss) earnings per share from discontinued operations consist of net (loss) earnings from discontinued operations or diluted net (loss) earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

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Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net (loss) earnings and diluted net (loss) earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Separation costs are expenses associated with HP Inc.’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus (“Seattle Transaction”). The charges are primarily related to third-party consulting, contractor fees and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Hewlett Packard Enterprise incurs costs related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

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Transformation costs represent net costs related to the HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

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Adjustment to loss from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Hewlett Packard Enterprise incurs defined benefit plan settlement and remeasurement charges relating to its defined pension plans. The charges are associated with the net settlement resulting from voluntary lump sum payments offered to certain terminated vested participants and remeasurement of plan assets in connection with the Everett and Seattle Transactions, resulting in a decrease to the net periodic pension expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non- GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Valuation allowances and separation taxes represent tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the software business, Seattle SpinCo, Inc. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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As a result of the recently enacted U.S. tax reform, during the first quarter of fiscal 2018, Hewlett Packard Enterprise recorded an estimated tax benefit from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate for transition tax expense on accumulated non-U.S. undistributed earnings, and a benefit as a result of the liquidation of an insolvent non U.S. subsidiary. During the current quarter, the Company recorded SAB118 adjustments in connection with U.S. tax reform primarily related to transition tax. Since these adjustments represent a one-time charge and do not represent ongoing expenses, Hewlett Packard Enterprise excludes the charge for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which the statement was retrospectively adopted for the prior comparative periods. This standard requires excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. Since the benefit or deficiency is the outcome of Hewlett Packard Enterprise’s stock price at the time an award is converted to a share of Hewlett Packard Enterprise’s stock, Hewlett Packard Enterprise excludes these benefits or deficiencies for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges, separation costs and transformation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

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Items such as tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings from continuing operations, non-GAAP earnings (loss) from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

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Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.